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                                                           Exhibit (A)(8)(a)(iv)


                         AMENDMENT TO SERVICE AGREEMENT

         This Amendment to the Service Agreement dated as of June 1, 1988 is entered into this 30th day of June, 1993 between The Manufacturers Life Insurance Company, a mutual life insurance company organized under the laws of Canada ("Manufacturers") and The Manufacturers Life Insurance Company of America, a stock life insurance company domiciled in the State of Michigan ("Manufacturers of America").

                                   WITNESSETH

         WHEREAS, Manufacturers of America has redomesticated from the Commonwealth of Pennsylvania to the State of Michigan;

         NOW THEREFORE Manufacturers and Manufacturers of America hereby agree as follows:

1. Section 5(b) of the Agreement shall be deemed to be amended to read as follows:

         "SECTION 5.       RECORDS.

         Manufacturers shall furnish the Commissioner of Insurance of Michigan (the "Commissioner") with any information or reports in connection with any of the services provided hereunder which the Commissioner may request."

2. Section 6 of the Agreement shall be deemed to be amended by substituting "Michigan Insurance Department" for "Pennsylvania Insurance Department" in the third line thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their duly authorized officers as of the date first above-mentioned.


                                            THE MANUFACTURERS LIFE INSURANCE
[Seal]                                      COMPANY
_________________________________           By:_________________________________
                                            Its:________________________________


                                            THE MANUFACTURERS LIFE INSURANCE
[Seal]                                      COMPANY OF AMERICA
_________________________________           By:_________________________________
                                            Its:________________________________